Exhibit 3.3

CARDINAL LS, INC.

BYLAWS

ARTICLE 1.

OFFICES

SECTION 1.01. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at such address is The Corporation Trust Company.

SECTION 1.02. Other Offices. The Corporation may also have an office in the State of New Jersey, and at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

SECTION 2.02. Annual Meeting.

(a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the principal office of the Corporation, or such place as shall be fixed by the Board of Directors.

(b) If the election of directors shall not be held on the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect, and subject to the same limitations, as at an annual meeting duly called and held.

(c) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by order of the Board of Directors and must be called by the Secretary upon the request in writing of any stockholder(s) holding of record at least ten percent (10%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

SECTION 2.04. Notice of Meetings.

(a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten (I 0) days nor more than sixty (60) days before the day on which the meeting is to be held by delivering written notice thereof to him or her personally or by mailing such notice, postage prepaid, addressed to him or her at his or her post-office address last shown in the records of the Corporation or by transmitting notice thereof to him or her by any other means permitted by statute. Every such notice shall state the time and place of the meeting and shall state briefly the purposes thereof.

(b) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing, or by any other means permitted by statute, either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by statute.

SECTION 2.05. Quorum.

(a) At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

(b) In the absence of a quorum, a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.06. Organization. At each meeting of the stockholders, the President, any Vice President, or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

SECTION 2.07. Voting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his or her name on the books of the Corporation:

(i) on the date fixed pursuant to Section 9.03 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or

(ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

(b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties.

(c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote.

(d) Any stockholder entitled to vote may do so in person or by his or her proxy appointed by any method permitted by statute; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

(e) At all meetings of the stockholders, all matters (except where other provision is made by statute or by the Certificate of Incorporation or these Bylaws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present. The vote upon any matter, including the election of directors, need not be by written ballot.

SECTION 2.08. Inspectors. The chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

SECTION 2.09. List of Stockholders.

(a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

(b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

(c) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

ARTICLE 3.

BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 3.02. Number, Qualifications. Terms and Removal from Office.

(a) The Board of Directors shall consist of such number of directors, not more than nine (9), as may be determined from time to time by resolution of the Board of Directors or stockholders, or as otherwise set forth in the Certificate of Incorporation, or in a written agreement among the stockholders of the Corporation holding a majority of the shares entitled to vote on an amendment to these Bylaws. Each director shall serve until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal. Directors need not be residents of Delaware.

(b) A director need not be a stockholder.

(c) Directors may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

(d) Except as otherwise contemplated by written agreement among the stockholders of the Corporation holding a majority of the shares entitled to vote on an amendment to these Bylaws, or the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Except as otherwise contemplated by written agreement among the stockholders of the Corporation holding a majority of the shares entitled to vote on an amendment to these Bylaws, or the Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding, on a common equivalent basis, having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 3.03. Quorum and Manner of Acting.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation or in a written agreement among the stockholders of the Corporation holding a majority of the shares entitled to vote on an amendment to these Bylaws, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors.

(b) In the event one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors.

(c) In the absence of a quorum at any meeting of the Board such meeting need not be held; or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 3.04. Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these Bylaws.

SECTION 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

SECTION 3.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

SECTION 3.07. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by any two (2) of the directors. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him or her by any other means permitted by statute, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by any other means permitted by statute, whether before or after such meeting shall be held, or if he or she shall be present at such meeting.

SECTION 3.08. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, the President or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary or, in his or her absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.9. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

SECTION 3.10. Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.11. Compensation. Each director, in consideration of serving as such, who is neither an employee of nor a compensated consultant to the Corporation, shall be entitled to receive from the Corporation such amount, if any, per annum or such fees, if any, for attendance at meetings of the Board of Directors or any committees thereof, or both, as the Board of Directors shall from time to time determine. Each director shall be entitled to reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties, to the extent authorized by the Board of Directors and subject to the reasonable requirements of the Corporation; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE 4.

COMMITTEES

SECTION 4.01. Committees.

(a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these bylaws.

ARTICLE 5.

ACTION BY CONSENT

SECTION 5.01. Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

SECTION 5.02. Consent of Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required above to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 6.

OFFICERS

SECTION 6.01. Number. The principal officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, Chief Executive Officer and one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors). In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03.

SECTION 6.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section

6.03 , shall be elected annually by the Board of Directors and shall hold office until a successor shall have been duly elected and qualified, or until death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

SECTION 6.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Chief Executive Officer, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

SECTION 6.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee of officers upon whom the power of removal may be conferred by the Board of Directors.

SECTION 6.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

SECTION 6.07. Powers of Officers. The Board of Directors shall have the authority to fix or limit the powers and authority of the officers of the Corporation to conduct transactions between the Corporation and other parties, contracts proposed to be entered into by or on behalf of the Corporation, and all other areas of business operation in which the officers of the Corporation may engage.

SECTION 6.08. Chairman of the Board. The Chairman of the Board, if one is elected, shall be a director and shall preside at all meetings of the Board of Directors and shareholders. The Chairman shall have such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

SECTION 6.09. President. Subject to determination by the Board of Directors, the President shall be the chief executive officer of the Corporation, shall have general executive powers and shall have such specific powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

SECTION 6.10. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as shall be assigned by the President.

SECTION 6.11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may so require, a statement of all transactions as Treasurer or the financial condition of the Corporation; and, in general, the Treasurer shall perform all the duties as from time to time may be assigned by the Board of Directors, any committee of the Board designated by it so to act or the President.

SECTION 6.12. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.09, which include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board of Directors or the President.

SECTION 6.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he or she is a director of the Corporation.

ARTICLE 7.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND

OTHER AUTHORIZED REPRESENTATIVES

SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(a) By the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders .

SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding may be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of such authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

SECTION 7.06. Definitions. For purposes of this Article:

(a) “authorized representative” shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another Corporation, partnership, joint venture, trust or other enterprise;

(b) “Corporation” shall include, in addition to the resulting corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c) “corporate proceeding” shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

(d) “criminal third party proceeding” shall include any action or investigation which could or does lead to a criminal third party proceeding;

(e) “expenses” shall include attorneys’ fees and disbursements;

(f) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(g) “not opposed to the best interest of the Corporation” shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

(h) “other enterprises” shall include employee benefit plans;

(i) “party” shall include the giving of testimony or similar involvement;

G) “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

(k) “third party proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

SECTION 7.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

SECTION 7.08. Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.09. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

ARTICLE 8.

CONTRACTS, CHECKS. DRAFTS, BANK ACCOUNTS, ETC.

SECTION 8.01. Execution of Contracts. Unless the Board of Directors shall otherwise determine, (a) the Chairman of the Board, the President, any Vice President or the Treasurer, and (b) the Secretary or any Assistant Secretary, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 8.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or other committee designated by the Board to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

SECTION 8.03. Checks, Drafts. etc. All checks, drafts, bills or exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or other committee designated by the Board so to act.

SECTION 8.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or other committee designated by the Board so to act.

SECTION 8.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or other committee so designated to act by the Board, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE 9.

BOOKS AND RECORDS

SECTION 9.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

SECTION 9.02 Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail, postage prepaid, to him or her at his or her post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him or her at such address by facsimile or other available method.

SECTION 9.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange or capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE 10.

SHARES AND THEIR TRANSFER

SECTION 10.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Every such certificate shall be signed by the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.

SECTION 10.02 Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 10.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

SECTION 10.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE 11.

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

ARTICLE 12.

FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January and shall end on the December 31 each year, except as otherwise provided from time to time by the Board of Directors.

ARTICLE 13.

WAIVER OF NOT ICE

Whenever any notice whatever is required to be given by statute, these Bylaws or the Certificate of Incorporation, a waiver thereof in writing, signed or otherwise delivered in form permitted by statute by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 14.

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting. Any amendment of these Bylaws by the stockholders shall be effected in compliance with the applicable provisions of the Certificate of Incorporation.